EXHIBIT 4.2

AMENDMENT NO. 2 TO THE STOCKHOLDER AGREEMENT

This Amendment (this “Amendment”), dated as of May 7, 2012, is made by Affinion Group Holdings, Inc., a corporation organized under the laws of the State of Delaware (the “Company”) and each of the Major Stockholders of the Company that is a party hereto.

WHEREAS, the Company and each of the Major Stockholders are parties to that certain Stockholder Agreement, dated as of January 14, 2011 and amended as of September 20, 2012 (as amended, modified or supplemented from time to time, the “Stockholder Agreement”);

WHEREAS, Section 10(h) of the Stockholder Agreement provides, among other things, that the Stockholder Agreement may be amended by the Company from time to time with the written consent of (a) Holders holding at least a majority of the issued and outstanding Common Shares held by all Holders and (b) for so long as any Major Stockholder is a Major Stockholder, such Major Stockholder;

WHEREAS, the Major Stockholders hold, in the aggregate, Common Shares representing more than a majority of the issued and outstanding Common Shares held by all Holders;

WHEREAS, the parties desire to amend the Stockholder Agreement in order to increase the size of the Board to twelve members; and

WHEREAS, capitalized terms used and not otherwise defined herein have the meanings set forth in the Stockholder Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Stockholder Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees as follows:

•	Amendments to the Stockholder Agreement. The Stockholder Agreement is hereby amended as follows:

•	Section 2(d) – Board of Directors – Composition. The first sentence of Section 2(d) of the Stockholder Agreement is hereby amended and restated to read as follows:

“(d) Composition.  The Board shall consist of eleven members; provided, that, (x) the Board may increase the size of the Board to the extent required by the rules of the exchange on which the Common Stock is listed, if any, to allow a majority of the Directors to be Independent Directors or to permit the full exercise of all rights provided in this Section 2(d) and (y) the Board may decrease the size of the Board following a Termination Event or Multiple Nominee Termination Event but not to a number below the greater of (A) the number of Directors on the Board immediately following such event and (B) the aggregate number of Directors that Persons have the right to nominate in accordance with this Section 2 after giving effect to such event.”

•	Section 2 – Board of Directors – Term; Removal and Replacement. The fifth sentence of Section 2(e) of the Stockholder Agreement is hereby amended and restated to read as follows:

“Furthermore, (i) if the individual holding the office of Chief Executive Officer of the Company ceases to hold such office, the Major Stockholders shall vote their Common Shares to remove such individual from the Board (unless such individual is otherwise entitled to serve on the Board pursuant to Section 2(d)) and (ii) if Nathaniel J. Lipman no longer holds the office of Chairman of the Board, the Major Stockholders shall vote their Common Shares to (A) remove Mr. Lipman from the Board (unless Mr. Lipman is otherwise entitled to serve on the Board pursuant to Section 2(d)) and (B) amend this Agreement to decrease the size of the Board to eleven members and remove Section 2(d)(ii) hereof.”

B. Miscellaneous. This Amendment and the Stockholder Agreement, together, contain the complete agreement among the Company and the Holders and supersede any prior understandings, agreements, letters of intent, or representations by or among such parties, written or oral, to the extent they relate to the subject matter hereof. Except as specifically amended hereby, the Stockholder Agreement, as amended hereby, shall remain in full force and effect.  The terms and provisions of Section 10 of the Stockholder Agreement are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment.

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This Amendment is executed by the Company, Apollo and General Atlantic to be effective as of the date first above written.

THE COMPANY:

AFFINION GROUP HOLDINGS, INC.

By:	/s/ Sloane Levy
Name:	Sloane Levy
Title:	Executive Vice President, General Counsel

[Signature Page to Amendment to Stockholder Agreement]

AFFINION GROUP HOLDINGS, LLC

By:	Apollo Management V, L.P., its manager

By:	AIF V Management, LLC, its general partner

By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

[Signature Page to Amendment to Stockholder Agreement]

GAPCO GMBH & CO. KG

By:	GAPCO Management GmbH,
its General Partner

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Managing Director

GAP COINVESTMENTS III, LLC

By:	General Atlantic LLC,
its Managing Member

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Managing Director

GAP COINVESTMENTS IV, LLC

By:	General Atlantic LLC,
its Managing Member

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Managing Director

GAPSTAR, LLC

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Vice President

[Signature Page to Amendment to Stockholder Agreement]

GAP-W, LLC

By:	General Atlantic GenPar, L.P.,
its Manager

By:	General Atlantic LLC,
its General Partner

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Managing Director

GENERAL ATLANTIC PARTNERS 79, L.P.

By:	General Atlantic LLC,
its General Partner

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Managing Director

[Signature Page to Amendment to Stockholder Agreement]